Exhibit 10.1

TERMINATION OF STOCKHOLDERS’ AGREEMENT

This Termination of Stockholders’ Agreement (this “Termination Agreement”) is made as of September 18, 2019 (the “Effective Time”), between Vistra Energy Corp. (formerly known as TCEH Corp., the “Company”), a Delaware corporation, and the entities signing under the heading “Stockholder” on the signature pages hereto (collectively, the “Stockholder”). Capitalized terms used but not otherwise defined in this Termination Agreement shall have the meanings given such terms in the Agreement (as defined below).

WHEREAS, on October 3, 2016, the Company and the Stockholder entered into that certain Stockholders’ Agreement (the “Agreement”);

WHEREAS, the Company agreed in the Agreement to permit the Stockholder, beginning as of the date of the Agreement, to nominate or designate one person to serve on the board of directors of the Company (the “Board”) on the terms and conditions set forth in the Agreement;

WHEREAS, on October 3, 2016, the Stockholder designated Cyrus Madon to serve as a director on the Board and he has served in such capacity since such date;

WHEREAS, on September 18, 2019, Cyrus Madon, with the approval of the Stockholder, submitted a resignation letter to the Board officially resigning from the Board (the “Resignation”) effective immediately (the “Resignation Effective Date”);

WHEREAS, as a result of the Resignation, the Company and the Stockholder each believe it to be in their own respective best interests to terminate the Agreement effective as of the Resignation Effective Date with the effect that the Stockholder will no longer have any right to nominate or designate a director to the Board;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Termination Agreement hereby agree as follows:

Section 1. Termination.

Effective as of the Resignation Effective Date, the Agreement shall automatically terminate without any further action of the Company or the Stockholder, which shall result in the Agreement being void and of no further force or effect and the Stockholder no longer be afforded any of the rights and remedies provided to the Stockholder in the Agreement, including, without limitation, any and all rights the Stockholder had under the Agreement to nominate or designate a director to the Board.

Section 2. Miscellaneous.

Each of the Company and the Stockholder agree that this Termination Agreement shall be governed by the provisions set forth in Sections 5, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 19 of the Agreement and that such provisions shall be deemed incorporated into this Termination Agreement in their entirety as if they were included herein.

Section 3. Complete Agreement.

The Agreement as terminated by this Termination Agreement represents the complete agreement between the parties hereto as to all matters covered thereby and hereby and supersedes any prior or other agreements or understandings between the parties hereto.

Section 4. Amendment and Waiver.

Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Termination Agreement shall be effective against the Company or the Stockholder unless such modification is approved in writing by the Company and the Stockholder. The failure of any party to enforce any of the provisions of this Termination Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Termination Agreement in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

Vistra Energy Corp.

By:	/s/ Stephanie Zapata Moore
Name:	Stephanie Zapata Moore
Title	Executive Vice President, General Counsel, and Corporate Secretary

[Brookfield Signature Page to Termination of Stockholders’ Agreement]

STOCKHOLDER:

Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P.

by its general partner, Brookfield Private Funds Holdings Inc.

By:	/s/ Jaspreet Dehl
Name:	Jaspreet Dehl
Title	Managing Partner

[Brookfield Signature Page to Termination of Stockholders’ Agreement]